                                                                   Exhibit 10.20


                              CONSULTING AGREEMENT

         THIS AGREEMENT (hereinafter the "Agreement") is entered into this 17th day of July, 2003 by and between Waypoint Financial Corp. with its principal office located in Harrisburg, Pennsylvania (hereinafter the "Company") and Robert W. Pullo (hereinafter the "Consultant" or "Pullo").

         WHEREAS, Pullo retired as Vice Chairman of the Company on May 22, 2003; and

         WHEREAS, the management of the Company desires that they be able to call upon the experience and knowledge of Pullo for consultation services, special projects and advice; and

         WHEREAS, Consultant is willing to render such services and advice as a consultant to the Company on the terms and subject to the conditions hereinafter set forth in this Agreement: and

         WHEREAS, Company desires that Consultant in consideration of the compensation herein provided bind himself to not compete with Company or any successor during the term hereof.

         NOW THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties hereto intending to be legally bound agree as follows:

                                    ARTICLE I
                              CONSULTING AGREEMENT

         1. Effective Date/Term of Consulting Agreement. For purposes of this Agreement, Effective Date shall mean May 23, 2003, provided that the Agreement and General Release, executed by the parties, a copy of which is attached hereto as Exhibit "A", becomes an effective and fully enforceable agreement as described in Section 5(f) of such Agreement and General Release. Commencing on the Effective Date, Pullo shall be retained by the Company to provide advice and consulting services until October 17, 2005 (the "Consulting Term"). At the expiration of the Consulting Term, the provisions of this Article I shall cease to be of further force and effect and the parties hereto shall have no further obligations under Article I hereof.

         2. Position and Responsibilities During the Consulting Term. During the Consulting Term, Consultant agrees to serve as a consultant to the Company and to render such advice and services to the Company and at such times as are mutually acceptable to Consultant and the Company. Consultant agrees to serve on the Board of Directors of the Company and the Executive Committee but shall resign as Vice-

Chairman of the Board, Vice-Chairman of the Executive Committee and as an employee of the Company, effective as of May 22, 2003. Consultant's obligation to render such advice and services to the Company shall be subject to his reasonable availability with due allowance for any other commitments that he may have.

         3. Compensation During the Consulting Term. The Company shall pay Consultant compensation for his consulting services during the Consulting Term in monthly installments of $43,650.00 payable in advance, or more frequent installments of a proportionate fraction of said amount at the option of the Company. Additionally, the condition imposed by the Board of Directors conditioning 15,000 non-qualified stock options granted to Pullo incident to his termination of employee status will be removed upon the execution and final effectiveness of this Agreement and the Agreement and General Release.

         4. Expenses and Other Facilities During the Consulting Term.

            Consultant shall be provided the following during the Consulting
            Term:

            (a) $2,100.00 per month for administrative support services, including reimbursement for amounts already paid for such services from May 22, 2003 to the effective date described under Section 5(f) of the Agreement and General Release;

            (b) $1,250.00 per month for maintenance of a suitable office outside of the Company and Bank premises, including reimbursement for amounts already paid for a suitable office from May 22, 2003 to the effective date described under Section 5(f) of the Agreement and General Release;

            (c) In addition to the above expense allowances, Company will reimburse Consultant for reasonable and necessary expenses related to specific, pre-approved assignments at the direction of the CEO. Expenses not the subject of such pre-approved assignments and expense limitations shall be the sole responsibility of Consultant to be paid out of the $2,100.00 per month general allowance for administrative support set forth above; and

            (d) Company will provide Consultant a Company owned or leased 2004 Escalade for his use until 10/17/05 or, if the anticipated Escalade is not in service, an automobile allowance for an equivalent automobile. Consultant shall return the Company owned or leased automobile to the Company at the termination of the Consulting Term. Vehicle operating expenses for other than pre-approved assignments by the CEO will be Consultant's sole responsibility and covered and subsumed within the $2,100.00 per month administrative support allowance set forth above. No new or substitute vehicle is or will be authorized without the specific approval of the CEO.

            (e) Company will reimburse Consultant for Country Club of York, Lafayette Club and Rotary Club minimum monthly dues and capital and other assessments as they presently exist but not new assessments. Any expenses or use above the minimum monthly dues including capital or other special assessments shall be the sole responsibility of Consultant except as specifically pre-approved by the CEO associated with specifically approved assignments.

            (f) In conjunction with Consultant's retirement as an employee, the Company has transferred to Consultant his existing personal office furnishings and equipment which provision and obligation of Company has been carried out in full and no further obligation of Company to Consultant exists or remains to be satisfied in this regard

            (g) Consultant will be reimbursed for his and his spouse's reasonable and necessary travel, lodging and related costs and expenses in attending the meeting of the Pennsylvania Association of Community Bankers convention in Ft. Lauderdale, Florida in September 2003 so that he may receive a lifetime achievement award that will be presented to him at that meeting.

         5.       Status of Consultant and  Taxes.

                  (a) Status of Consultant. During the Consulting Term, Consultant's status with the Company shall be that of an independent contractor, and as such, Consultant shall have no express or implied authority to act as an agent of the Company, except as so directed by the Chief Executive Officer and he shall not represent to the contrary to any person. Consultant shall only consult, render advice and perform such tasks as specified by the Chief Executive Officer of the Company. He shall not direct the work of any employee of the Company, or make any management decisions, or undertake to commit the Company to any course of action in relation to third persons. The Company shall specify the assignments to be undertaken by Consultant and may control and direct him in that regard.

                  (b) Taxes. It is understood that the consulting fees paid to Consultant hereunder in respect of services rendered during the Consulting Term shall constitute revenue to Consultant. To the extent consistent with applicable law, the Company will not withhold any amounts therefrom as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act or any other state or federal laws. Consultant shall be solely responsible for the withholding and/or payment of any federal, state or local income or payroll taxes.


                                   ARTICLE II
                                    BENEFITS

         1. Payments Under Other Agreements. Consultant's status as an independent contractor to the Company shall not entitle him to participate in any benefit plans or programs maintained by the Company, nor shall it preclude Consultant from receiving any benefits or payments to which he is entitled under any employee plan, program, or agreement maintained or entered into by the Company as a result of his employment by the Company prior to the execution of this Agreement. Consultant shall be paid a pro-rata bonus for 2003 of $57,715.77 upon the execution hereof and the Agreement and General Release and its becoming final and the parties agree that he will participate on a pro-rated basis in the Long Term Incentive Plan through May 22, 2003 pursuant to its terms with his resignation treated as retirement under the Plan. To the extent any pay out is authorized under the Plan Mr. Pullo will be paid his pro-rated share. A copy of the Long Term Incentive Plan is set forth on Exhibit "B".

         2. Continuation of Benefits. Notwithstanding any provision of Article II, Paragraph 1 of this Agreement to the contrary, Company shall provide Consultant with continued medical coverage or coordinated Medicare supplemental coverage, if applicable, coverage substantially equivalent to coverage maintained by the Company for Consultant prior to the Effective Date. Such coverage and payments made pursuant thereto shall continue through October 2006 for Consultant and Company will provide coverage for Consultant's spouse Donna Pullo until she reaches age 65.

         3. Key Man Life Insurance. Mr. Pullo will receive the benefits under all of his York Financial Key Man Life Insurance contract arrangements and York Financial or Waypoint Deferred Compensation benefit arrangements and SERP Plans.


                                   ARTICLE III
                               GENERAL PROVISIONS

         1. Other Employment. The Company acknowledges that this Agreement shall not restrict Consultant in any manner from securing employment or otherwise owning or managing a business of his choosing on a part-time basis, subject to
(i) such activity not interfering with his ability to provide consulting services hereto; and (ii) the requirements of Article III paragraphs 2 and 3 below.

         2. Confidentiality. Consultant recognizes and acknowledges that by reason of his relationship as consultant to the Company during and, if applicable, after the expiration of the Consulting Agreement, he will have access to certain confidential and proprietary information relating to the Company business, which may include, but is not limited to, trade secrets, trade "know-how", customer information, supplier information, cost and pricing information, marketing and sales techniques, strategies and programs, computer programs and software and financial information (collectively referred to as "Confidential Information"). Consultant acknowledges that such Confidential Information is a valuable and unique asset of the Company and Consultant covenants that he will not, unless expressly authorized in writing by the Board, at any time during the course of this Agreement use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of his duties for the Company and in a manner consistent with the Company policies regarding Confidential Information. Consultant also covenants that at any time after the termination of this Agreement, he will not, directly or indirectly, use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Consultant or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information in which case Consultant will inform the Company in writing promptly of such required disclosure, but in any event at least two business days prior to disclosure. All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Consultant's possession during the course of this Agreement shall remain the property of the Company. Except as required in the performance of Consultant's duties for the Company, or unless expressly authorized in writing by the Board, Consultant shall not remove any written Confidential Information from the Company premises, except in connection with the performance of his duties for the Company and in a manner consistent with the Company policies regarding Confidential Information. Upon termination of this Agreement, Consultant agrees immediately to return to the Company all written Confidential Information in his possession.

         3. Non-Compete Obligation. Consultant agrees that during the Consulting Term, Consultant shall not, directly or indirectly, engage (as principal, partner, director, officer, agent, employee, or owner, with or without compensation) in any line of business that the Company or the Bank is involved (including, but not limited to, the providing of wholesale banking services, consumer financial services, retail banking, trust and investment management services, secured and unsecured loan and financing services, real estate financing services, asset and investment management and fiduciary services, insurance services, cash management services, and consumer and commercial credit card services) within sixty miles of Harrisburg, Pennsylvania.

         Consultant shall not entice or solicit, directly or indirectly, any executives or key management personnel of the Company (or any subsidiary) to work, in any capacity, with Consultant or any entity with which Consultant has affiliated during the Consulting Term and for a period of two years thereafter. Consultant shall also not entice or solicit, directly or indirectly, any client or customer of the Company (or any subsidiary) for any competitor or in any competitive activity during the Consulting Term and for a period of two (2) years thereafter. Consultant shall also, during the Consulting Term and for a period of two (2) years thereafter, not assist in any capacity, except if called as a witness, any third party in any claims, actions, proceedings or litigation against the Company.

         It is further agreed that Consultant's non-competition Agreement and Non-Solicitation Agreement is assignable by Company and shall be fully enforceable by assignee whether incident to a merger or acquisition of Company, regardless or whether or not Company is the surviving entity or whether the sale is incident to a sale of the stock of the Company or a sale of its assets.

         The foregoing restrictions shall not be construed to prohibit Consultant from owning less than five percent (5%) of any class of securities of any corporation in Maryland or Pennsylvania, which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and that neither Consultant nor any group of persons including Consultant in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

         4. Enforcement of Obligations. Consultant acknowledges that the restrictions contained in Sections 2 and 3 of this Article III are reasonable and necessary to protect the legitimate interests of the Company, that the Company would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Company. Executive further represents and acknowledges that: (i) he has been advised by the Company to consult his own legal counsel with respect to this Agreement; and (ii) that he has, prior to execution of this Agreement, reviewed thoroughly this Agreement with his counsel. Consultant agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as to an equitable accounting of all earnings, profits and other benefits arising from any violations of Sections 2 and 3 of this Article III, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of Sections 2 and 3 of this Article III should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law. Consultant irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement in which any party is seeking in whole or in part any form of equitable relief, including without limitation, any action commenced by the Company for preliminary and permanent injunctive relief and other equitable relief, may be brought in any court of competent jurisdiction in York County, Pennsylvania; (ii) consents to the non-exclusive jurisdiction of any court in any such suit, action or proceeding; and (iii) waives any objection which Consultant may have to the laying of venue of any such suit, action or proceeding in any such court. Consultant also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 7.

         5.       Payments upon a Change in Control.

                  (a) Definitions. For all purposes of this Section 5; the following terms shall have the meanings specified in this Section 5(a) unless the context otherwise clearly requires:

                           (i) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                           (ii)     "Base Compensation" shall mean the
                                    $523,800.00 annualized remuneration to be received by Consultant in all capacities with the Company.

                           (iii) "Beneficial Owner" shall have the meaning ascribed to such term in Section 13(d)(3) of the Exchange Act.

                           (iv) "Change of Control" shall mean an event of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the Effective Date, pursuant to Section 13 or 15(d) of the Exchange Act; or (ii) results in a Change of Control of the Bank or the Company within the meaning of the Home Owners Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect on the Effective Date, or (iii) without limitation such a Change of Control shall be deemed to have occurred at such time as (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of 20% or more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the conversion of the Company to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or (b) individuals who constitute the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under the Incumbent Board; or (c) the plan of reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Company or similar transaction occurs in which the Bank or the Company is not the resulting entity; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or Company; or (e) a tender offer is made and completed for 20% or more of the voting securities of the Bank or Company then outstanding.

                           (v) "Person" shall have the meaning ascribed to such term in Section 13(d) and 14(d) of the Exchange Act.

                           (vi) "Termination Date" shall mean the date of receipt of the Notice of Termination described in Section 5b or any later date specified therein, as the case may be.

                           (vii) "Termination following a Change of Control" shall mean either:

                                    (A)      termination of Consultant's
                                             consulting services by the Company
                                             after a Change of Control but prior
                                             to October 17, 2005 for any reason
                                             other than:

                                             (1)      Consultant's death or
                                                      inability to render
                                                      service to the Company due
                                                      to continuous illness,
                                                      injury or incapacity for a
                                                      period of twelve
                                                      consecutive months; or

                                             (2)    for "cause" as set forth in
                                                    Section 6(b) herein.

                                    (B)      termination initiated by Consultant
                                             upon one or more of the following
                                             occurrences:

                                             (1)      any failure of the
                                                      Company to comply with and
                                                      satisfy any of the
                                                      material terms of this
                                                      Agreement;

                                             (2)      any requirement that
                                                      Consultant undertake
                                                      business travel (or
                                                      commuting in excess of
                                                      fifty miles each way) to
                                                      an extent substantially
                                                      greater than is reasonable
                                                      and anticipated in the
                                                      overall context of this
                                                      Agreement;

                                             (3)      Consultant determines, in
                                                      his sole discretion, after
                                                      a period of at least six
                                                      months following a Change
                                                      of Control that his
                                                      working relationship with
                                                      the Company has adversely
                                                      changed such that he is no
                                                      longer capable of
                                                      providing amicable and
                                                      meaningful consulting
                                                      services to the Company.

                                    (b)      Notice of Termination. Any
                                             Termination following a Change in
                                             Control shall be communicated to
                                             the other party hereto in
                                             accordance with Section 7(g)
                                             hereof. For purposes of this
                                             Agreement, the notice shall state
                                             the reason for such termination and
                                             the effective date of such
                                             termination.

                                    (c)      Severance Compensation Upon
                                             Termination Following a Change of
                                             Control. Subject to the provisions
                                             of Section 6(f), in the event of
                                             Consultant's Termination following
                                             a Change of Control, the Company
                                             shall pay to Consultant, within 15
                                             days after the effective date of
                                             the termination (or as soon as
                                             possible thereafter in the event
                                             that the procedures set forth in
                                             Section 6(f) hereof cannot be
                                             completed within 15 days), an
                                             amount in cash equal to 2.99 times
                                             Consultant's Base Compensation as
                                             set forth in Article III Section
                                             5(a)(ii) above in full satisfaction
                                             of any compensation and benefits
                                             otherwise due under Article I
                                             Sections 3 and 4 and Article II
                                             Section 2.

                                    (d)      Other Payments: Stock Options and
                                             Stock. The payment due under
                                             Section 5(c) hereof shall be in
                                             addition to and not in lieu of any
                                             payments or benefits due to
                                             Consultant for his prior services
                                             as an employee of the Company under
                                             Article II, Sections 1 and 3.
                                             Further, all options to purchase
                                             shares of stock of the Company and
                                             all restrictions on shares of stock
                                             of the Company previously granted
                                             to Consultant shall become fully
                                             vested and not subject to any
                                             further conditions and such options
                                             shall be exercisable as provided in
                                             the respective Stock Option
                                             Plan(s), provided, however, that
                                             vesting and exercisability shall be
                                             subject to applicable regulatory
                                             requirements.

                                    (e)      Enforcement.

                                             (i)      In the event that Company
                                                      shall fail or refuse to
                                                      make payment of any
                                                      amounts due Consultant
                                                      under Sections 5(c) and
                                                      (d) within the respective
                                                      time periods provided
                                                      therein, the Company shall
                                                      pay to Consultant, in
                                                      addition to the payment of
                                                      any other sums provided in
                                                      this Agreement, interest,
                                                      compounded monthly, on any
                                                      amount remaining unpaid
                                                      from the date payment is
                                                      required under Sections

                                                      5(c) and (d), as
                                                      appropriate, until paid to
                                                      Consultant, at the rate
                                                      from time to time
                                                      specified in The Wall
                                                      Street Journal as the
                                                      "prime rate" plus 2%, each
                                                      change in such rate to
                                                      take effect on the
                                                      effective date of the
                                                      change in such prime rate.

                                             (ii)     It is the intent of the
                                                      parties that Consultant
                                                      not be required to incur
                                                      any expenses associated
                                                      with the enforcement of
                                                      his rights under this
                                                      Section 5 by arbitration,
                                                      litigation or other legal
                                                      action because the cost
                                                      and expense thereof would
                                                      substantially detract from
                                                      the benefits intended to
                                                      be extended to Consultant
                                                      hereunder. Accordingly,
                                                      the Company shall pay
                                                      Consultant on demand the
                                                      amount necessary to
                                                      reimburse Consultant in
                                                      full for all expenses
                                                      (including all reasonable
                                                      attorneys' fees and legal
                                                      expenses) incurred by
                                                      Consultant in enforcing
                                                      any of the obligations of
                                                      the Company under this
                                                      Section 5 or any other
                                                      obligation of the Company
                                                      under this Agreement.

                                    (f)      Certain Reductions in Payments.

                                             (i)      If the aggregate payments
                                                      or benefits to be made or
                                                      afforded to Consultant
                                                      pursuant to this Agreement
                                                      (and any other plans,
                                                      programs and arrangements
                                                      maintained by the Company)
                                                      (the "Termination
                                                      Benefits") would
                                                      constitute "excess
                                                      parachute payments" within
                                                      the meaning of Section
                                                      280G of the Internal
                                                      Revenue Code of 1986, as
                                                      amended (the "Code") or
                                                      any successor thereto,
                                                      such Termination Benefits
                                                      shall be reduced to an
                                                      amount (the
                                                      "Non-Triggering Amount"),
                                                      the value of which is one
                                                      dollar ($1.00) less than
                                                      an amount equal to three
                                                      times Consultant's "Base
                                                      Amount", determined in
                                                      accordance with Code
                                                      Section 280G, so as to not
                                                      trigger the loss of
                                                      deduction provisions under
                                                      Section 280G of the
                                                      Internal Revenue Code and
                                                      the excise tax provisions
                                                      of Section 4999 of the
                                                      Internal Revenue Code. The
                                                      allocation of the
                                                      reduction required hereby
                                                      among the Termination
                                                      Benefits shall be
                                                      determined by Consultant.
                                                      Notwithstanding the
                                                      foregoing, if after
                                                      application of the
                                                      preceding sentences of
                                                      this subsection (f), it is
                                                      determined that the
                                                      Consultant received an
                                                      excess parachute payment
                                                      despite the reduction of
                                                      the Consultant's
                                                      Termination Benefits, the
                                                      excess of such Termination
                                                      Benefits paid to the
                                                      Consultant over 2.99 times
                                                      the Consultant's "Base
                                                      Amount", as defined in
                                                      Section 280G of the Code,
                                                      shall be treated as a loan
                                                      to Consultant, and
                                                      Consultant shall be
                                                      required to repay such
                                                      amount to the Bank or the
                                                      Company, or the successor
                                                      of the

                                                      Bank or the Company,
                                                      within thirty days of the
                                                      date of such
                                                      determination, with
                                                      interest at the prime rate
                                                      plus two-percent as set
                                                      forth from time to time in
                                                      The Wall Street Journal.

                                             (ii)     All determinations to be
                                                      made under this Section 5
                                                      shall be made by the
                                                      Company's independent
                                                      public accountant (the
                                                      "Accounting Firm") within
                                                      10 days following the date
                                                      of Consultant's
                                                      Termination following a
                                                      Change of Control, which
                                                      firm shall provide its
                                                      determinations and any
                                                      supporting calculations
                                                      both to the Company and
                                                      Consultant within 10 days
                                                      of its determination date.
                                                      Any such determination by
                                                      the Accounting Firm shall
                                                      be binding upon the
                                                      Company and Consultant.
                                                      Within five days after the
                                                      Accounting Firm's
                                                      determination, the Company
                                                      shall pay (or cause to be
                                                      paid) or distribute (or
                                                      cause to be distributed)
                                                      to or for the benefit of
                                                      Consultant such amounts as
                                                      are then due to Consultant
                                                      under this Agreement.

                                             (iii)    In the event that
                                                      upon any audit of the
                                                      Termination Benefits by
                                                      the Internal Revenue
                                                      Service, or by a state or
                                                      local taxing authority, a
                                                      change is finally
                                                      determined to be required
                                                      in the amount of excise
                                                      taxes paid by Consultant,
                                                      appropriate adjustments
                                                      shall be made under this
                                                      Agreement such that the
                                                      net amount which is
                                                      payable to Consultant
                                                      after taking into account
                                                      the provisions of Section
                                                      4999 of the Code shall
                                                      reflect the intent of the
                                                      parties as expressed in
                                                      subsection (i) above, in
                                                      the manner determined by
                                                      the Accounting Firm.

                                             (iv)     All of the fees and
                                                      expenses of the Accounting
                                                      Firm in performing the
                                                      determinations referred to
                                                      in subsections (ii) and
                                                      (iii) above shall be borne
                                                      solely by the Company.

                           6. Termination. This Contract shall terminate upon the occurrence of any one of the following events:

                                    (a)      Death. This Agreement shall
                                             terminate in the event of
                                             Consultant's death. In such event,
                                             the Company shall pay to
                                             Consultant's executors, legal
                                             representatives or administrators,
                                             as applicable, an amount equal to
                                             the lesser of Consultant's
                                             compensation payable through
                                             October 17, 2005, or Consultant's
                                             compensation, on a monthly basis,
                                             at the rate in effect at the time
                                             of Consultant's death for a period
                                             of one (1) year from the date of
                                             Consultant's death. In addition,
                                             (i) Consultant's estate shall be
                                             entitled to receive any other
                                             amounts earned, accrued or owing
                                             but not yet paid under Article I,
                                             Section 3 above and (ii) any other
                                             benefits in accordance with the
                                             terms of any applicable plans and
                                             programs of the Company, and
                                             Consultant's spouse shall be
                                             entitled to the health coverage
                                             described in Section 2 until she
                                             attains age 65. Otherwise, the
                                             Company shall have no further
                                             liability or obligation under this
                                             Agreement to his executors, legal
                                             representatives, administrators,
                                             heirs or assigns or any other
                                             person claiming under or through
                                             him.

                                    (b)      Cause. The Company may terminate
                                             the Agreement at any time, for
                                             "cause" upon 30 days' written
                                             notice, in which event all payments
                                             under this Agreement shall cease,
                                             except for consulting payments
                                             earned by Consultant up to the date
                                             of termination, and any other
                                             vested benefits to which Consultant
                                             is entitled by applicable law, in
                                             accordance with the terms of any
                                             applicable plans and programs of
                                             the Company. For purposes of this
                                             Agreement, termination for cause
                                             shall include termination because
                                             of Consultant's personal
                                             dishonesty, incompetence, willful
                                             misconduct, breach of fiduciary
                                             duty involving personal profit,
                                             intentional failure to perform
                                             stated duties, willful violation of
                                             any law, rule, or regulation (other
                                             than traffic violations or similar
                                             offenses) or final cease-and-desist
                                             order or material breach of any
                                             provision of this Agreement. For
                                             purposes of this Agreement, an act
                                             or omission on the part of
                                             Consultant shall be deemed
                                             "willful" only if it was not due
                                             primarily to an error in judgment
                                             or negligence and was done by
                                             Consultant not in good faith and
                                             without reasonable belief that the
                                             act or omission was in the best
                                             interests of the Company.

                           7.       Miscellaneous.

                                    (a)      Governing Law. This Agreement shall
                                             be governed by and construed in
                                             accordance with the laws of the
                                             Commonwealth of Pennsylvania.

                                    (b)      Entire Agreement/Amendments. Except
                                             for the Agreement and General
                                             Release described in Section 7(i)
                                             below, this Agreement contains the
                                             entire understanding of the parties
                                             hereto and renders null and void
                                             and of no force or effect any prior
                                             written or oral agreements between
                                             the parties, including but not
                                             limited to the Employment Agreement
                                             dated October 17, 2000. This
                                             Agreement may not be altered,
                                             modified, or amended except by
                                             written instrument signed by the
                                             parties hereto.

                                    (c)      No Waiver. The failure of a party
                                             to insist upon strict adherence to
                                             any term of this Agreement on any
                                             occasion shall not be considered a
                                             waiver of such party's rights or
                                             deprive such party of
                                    the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                           (d) Severability. In the Event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

                           (e) Assignment. This Agreement shall not be assignable by the Consultant.

                           (f) Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the parties.

                           (g) Notice. For the purpose of this Agreement, notices and all other communications shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addressees set forth on the execution page of this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                           (h) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                           (i)      Release. The parties hereto have
                                    contemporaneously entered into an Agreement and General Release attached hereto as Exhibit A the consideration for which, in part, is the consideration set forth in this Consulting Agreement.




                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the day and year first above written.

Attest:                                    WAYPOINT FINANCIAL CORP.
                                           235 N. 2nd Street
                                           P.O. Box 1711
                                           Harrisburg, PA  17105-1711


_____________________________              By: __________________________
         Secretary                              David E. Zuern
                                                Title: President and CEO



                                                ROBERT W. PULLO



                                                ------------------------------
                                                 Robert W. Pullo
                                                 189 Tuscarora Drive
                                                 York, PA 17403